UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

Wave Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37627	42-2115035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

733 Concord Avenue
Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-2900

7 Straits View #12-00, Marina One East Tower

Singapore 018936

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Completion of Redomiciliation

On August 7, 2026, as part of the previously announced plan to restructure the Wave Life Sciences group of companies to cause a Delaware corporation to be the parent company of the group (the “Redomiciliation”). Wave Life Sciences, Inc., a Delaware corporation (“Wave-Delaware”), became the ultimate parent company of the Wave Life Sciences group of companies pursuant to a statutory procedure known as a scheme of arrangement under the Companies Act 1967 of Singapore (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, all issued ordinary shares in the capital of Wave Life Sciences Ltd., a public company limited by shares incorporated under the laws of the Republic of Singapore (“Wave-Singapore”) as of immediately prior to the effective time of the Scheme of Arrangement (the “Effective Time”) were exchanged on a one-for-one basis for newly issued shares of common stock, par value $0.001 per share, of Wave-Delaware (“Wave-Delaware Common Stock”), and Wave-Singapore became a wholly owned subsidiary of Wave-Delaware.

The issuance of shares of Wave-Delaware Common Stock pursuant to the Scheme of Arrangement was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). Please refer to the definitive proxy statement (the “Proxy Statement”) on Schedule 14A of Wave-Singapore filed on May 7, 2026 with the U.S. Securities and Exchange Commission (the “SEC”) for additional information about the Redomiciliation.

Prior to the Redomiciliation, Wave-Singapore’s ordinary shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Market (“Nasdaq”). In connection with the completion of the Redomiciliation, Wave-Singapore’s ordinary shares will be suspended from trading on and delisted from Nasdaq prior to the start of trading on August 10, 2026. Wave-Singapore expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of Wave-Singapore ordinary shares and suspend all of its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act on the date hereof.

Pursuant to Rule 12g-3(a) under the Exchange Act, Wave-Delaware is the successor issuer to Wave-Singapore, Wave-Delaware Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and Wave-Delaware is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. Wave-Delaware hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. Wave-Delaware Common Stock will begin trading on Nasdaq at the start of trading on August 10, 2026 and will trade under the symbol “WVE,” which is the same symbol under which Wave-Singapore ordinary shares previously traded. The CUSIP number for Wave-Delaware Common Stock is 94352A104.

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification and Advancement Agreements

Effective upon the consummation of the Redomiciliation, Wave-Delaware entered into indemnification agreements (the “Indemnification Agreements”) with each of Wave-Delaware’s directors and executive officers. The Indemnification Agreements provide for indemnification of the directors and executive officers of Wave-Delaware to the fullest extent permitted under applicable law against expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in any action or proceeding. In addition, the Indemnification Agreements provide for advancement of expenses, including attorneys’ fees, incurred by a director or officer of Wave-Delaware in defending any action, suit or proceeding; provided that such advancement is subject to an undertaking to repay amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by Wave-Delaware.

The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to the form of the Indemnification Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note, and in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

In connection with the completion of the Redomiciliation, the directors and executive officers of Wave-Singapore immediately prior to the completion of the Redomiciliation became the directors and executive officers of Wave-Delaware. In addition, following completion of the Redomiciliation, Wave-Delaware replicated the structure of the committees of the board of directors that previously were in place for Wave-Singapore.

Information regarding Wave-Delaware’s directors, executive officers and committee members is included in Wave-Singapore’s proxy statement on Schedule 14A filed with the SEC on June 23, 2025 under the headings “Management and Corporate Governance” and “Certain Relationships and Related Party Transactions.”

Assumption and Amendment and Restatement of Equity Plans

Effective upon the completion of the Redomiciliation, Wave-Delaware assumed Wave-Singapore’s Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended (which plan terminated by its terms on December 10, 2024, and under which no new awards may be granted, but awards previously granted thereunder remain outstanding), Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended, Wave Life Sciences Ltd. Nasdaq Inducement Restricted Share Unit Award Grant Notice and Nasdaq Inducement Restricted Share Unit Agreement, Wave Life Sciences Ltd. Nasdaq Inducement Non-qualified Share Option Grant Notice and Nasdaq Inducement Non-qualified Share Option Agreement, and Wave Life Sciences Ltd. 2019 Employee Stock Purchase Plan, as amended, and all outstanding awards and rights thereunder, and amended and restated the 2021 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan in the form of the Wave Life Sciences, Inc. Amended and Restated 2021 Equity Incentive Plan and the Wave Life Sciences, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, respectively, and made conforming amendments to the 2014 Equity Incentive Plan (solely to continue administering awards outstanding thereunder) and the Nasdaq Inducement forms, in each case, to provide, among other things, that the securities issuable in connection with awards thereunder (including the purchase rights under the Amended and Restated 2019 Employee Stock Purchase Plan) will be shares of Wave-Delaware Common Stock rather than ordinary shares of Wave-Singapore. The assumed awards and rights will continue to have substantially the same terms and conditions that applied prior to the consummation of the Redomiciliation, provided, that securities issuable in connection with awards thereunder will be in shares of Wave-Delaware Common Stock rather than ordinary shares of Wave-Singapore. Descriptions of the material terms of the Wave Life Sciences, Inc. Amended and Restated 2021 Equity Incentive Plan and the Wave Life Sciences, Inc. Amended and Restated 2019 Employee Stock Purchase Plan are included in the Proxy Statement, which descriptions are incorporated herein by reference. The Amendment to the 2014 Equity Incentive Plan, the Amended and Restated 2021 Equity Incentive Plan, the Amendment to the Nasdaq Inducement Restricted Stock Unit Award Grant Notice and Nasdaq Inducement Restricted Stock Unit Agreement, the Amendment to the Nasdaq Inducement Non-qualified Share Option Grant Notice and Nasdaq Inducement Non-qualified Share Option Agreement, and the Amended and Restated 2019 Employee Stock Purchase Plan are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, hereto and incorporated herein by reference.

Director Compensation

Effective as of the completion of the Redomiciliation, Wave-Singapore’s 2025 Non-Employee Director Compensation Policy will continue to be applicable to directors of Wave-Delaware with respect to the cash compensation. The original Wave-Singapore 2025 Non-Employee Director Compensation Policy (which shall apply to Wave-Delaware directors with respect to the cash compensation), is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Redomiciliation, Wave-Delaware filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 6, 2026, a copy of which is filed as Exhibit 3.1 hereto. In addition, in connection with the Redomiciliation, Wave-Delaware adopted Amended and Restated Bylaws effective as of August 7, 2026, a copy of which is filed as Exhibit 3.2 hereto. The summary of the material terms of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Wave-Delaware is set forth under the heading “Description of Wave-Delaware Capital Stock” under Item 8.01 of this Current Report on Form 8-K and under the heading “Comparison of Rights of Singapore Shareholders and Delaware Stockholders” in the Proxy Statement, each of which is incorporated into this Item 5.03 by reference.

Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 8.01	Other Events.

DESCRIPTION OF WAVE-DELAWARE CAPITAL STOCK

Wave-Delaware has one class of securities registered under Section 12 of the Exchange Act: the Wave-Delaware Common Stock. The following description of Wave-Delaware’s Common Stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of Wave-Delaware’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are incorporated herein by reference.

General

Wave-Delaware’s authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 30,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights

Shares of Wave-Delaware Common Stock are entitled to one vote per share. Wave-Delaware stockholders will not have cumulative voting rights in the election of directors. As a result, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, at a duly called or convened meeting of stockholders at which a quorum is present, a plurality of the votes cast will be able to elect all of the directors then standing for election.

Dividends

Subject to the rights of the holders of any class or series of preferred stock as may be set forth in the certificate of designations for such class or series of preferred stock, holders of Wave-Delaware Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by the Wave-Delaware board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of Wave-Delaware’s Common Stock. Declaration and payment of any dividend will be subject to the discretion of the Wave-Delaware board of directors. The time and amount of dividends will be dependent upon Wav-Delaware’s results of operations, financial condition, contractual restrictions and capital requirements, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Wave-Delaware board of directors may consider relevant.

Liquidation

In the event of Wave-Delaware’s liquidation, dissolution or winding up, holders of Wave-Delaware Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Wave-Delaware’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Wave-Delaware Common Stock do not have preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Wave-Delaware’s Common Stock. The rights, preferences and privileges of the holders of Wave-Delaware Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Wave-Delaware preferred stock, including any series of preferred stock that Wave-Delaware may designate in the future.

Fully Paid and Non-Assessable

All of the outstanding shares of Wave-Delaware Common Stock are fully paid and non-assessable.

Preferred Stock

General

The Wave-Delaware Amended and Restated Certificate of Incorporation authorizes the Wave-Delaware board of directors to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Pre-Funded Warrants

In connection with the Scheme of Arrangement, Wave-Delaware has assumed the Pre-Funded Warrants issued by Wave-Singapore. As a result, the Pre-Funded Warrants are exercisable for shares of common stock of Wave-Delaware in lieu of ordinary shares of Wave-Singapore. The Pre-Funded Warrants are exercisable at any time after their original issuance and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of their original issuance. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part by delivering to Wave-Delaware a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of share(s) of Wave-Delaware common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of Wave-Delaware common stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of Wave-Delaware common stock will be issued in connection with the exercise of a Pre-Funded Warrant following the completion of the Transaction. The foregoing description is a general description only and is qualified in its entirety by reference to the form of pre-funded warrant, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Annual Stockholder Meetings

Wave-Delaware’s Amended and Restated Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Wave-Delaware board of directors. To the extent permitted under applicable law, Wave-Delaware may, but is not obligated to, conduct meetings by remote communications, including by webcast.

Stock Exchange Listing

Wave-Delaware Common Stock is currently listed on Nasdaq under the symbol “WVE,” the same symbol under which Wave-Singapore ordinary shares were previously listed. No shares of Wave-Delaware preferred stock are being listed in connection with the Redomiciliation.

Transfer Agent and Registrar

The transfer agent and registrar for Wave-Delaware Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Anti-Takeover Effects of Provisions of the Wave-Delaware Certificate of Incorporation and Bylaws and Delaware Law

The DGCL contains, and Wave-Delaware’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain, provisions that may delay, defer or discourage another party from acquiring control of Wave-Delaware. Wave-Delaware expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Wave-Delaware to first negotiate with the Wave-Delaware board of directors, which Wave-Delaware believes may result in an improvement of the terms of any such acquisition in favor of Wave-Delaware stockholders. However, they will also give the Wave-Delaware board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute

Wave-Delaware is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Wave-Delaware board of directors, such as discouraging takeover attempts that might result in a premium over the market price of Wave-Delaware Common Stock.

Undesignated Preferred Stock

The ability to issue undesignated preferred stock makes it possible for the Wave-Delaware board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Wave-Delaware. These and other provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Wave-Delaware.

Stockholder Action and Special Stockholder Meetings

Wave-Delaware’s Amended and Restated Certificate of Incorporation provides that, except as otherwise provided in the Amended and Restated Certificate of Incorporation or in the applicable certificate of designation related to any series of preferred stock, any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by its stockholders. Wave-Delaware’s Amended and Restated Certificate of Incorporation further provides, subject to the special rights of the holders of one or more outstanding series of preferred stock, that special meetings of its stockholders may be called only by or at the direction of the Wave-Delaware board of directors, the Chairperson of the Wave-Delaware board of directors or Wave-Delaware’s Chief Executive Officer or President, thus prohibiting a stockholder, in his, her or its capacity as a stockholder, from calling a special meeting. These provisions might delay the ability of Wave-Delaware stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Wave-Delaware’s Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before Wave-Delaware’s annual meeting of stockholders or to nominate candidates for election as directors at Wave-Delaware’s annual meeting of stockholders. Wave-Delaware’s Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude Wave-Delaware stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. Wave-Delaware expects that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Wave-Delaware.

Supermajority Requirements for Certain Amendments of Wave-Delaware’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain amendments to Wave-Delaware’s Amended and Restated Certificate of Incorporation require the approval of 66-2/3% of the voting power of all then-outstanding shares of Wave-Delaware entitled to vote thereon, voting together as a single class.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Wave-Delaware board of directors will determine from time to time by resolution the total number of directors that will constitute the whole board of directors. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, in any election of directors at a duly called or convened meeting of stockholders at which a quorum is present, a director nominee for the Wave-Delaware board of directors will be elected by the affirmative vote of a plurality of the votes cast with respect to such director. An incumbent director who is nominated for an election and fails to receive a plurality of the votes present and voting for such director’s re-election would be expected to tender their resignation to Wave-Delaware.

Wave-Delaware does not have a classified board, and Wave-Delaware’s directors will be elected and shall hold office until the next annual election and until their respective successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

The Amended and Restated Certificate of Incorporation of Wave-Delaware provides that, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, the directors of Wave-Delaware may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding voting stock entitled to vote at an election of directors. Furthermore, subject to (i) the special rights of the holders of one or more outstanding series of preferred stock to elect directors and (ii) the rights of Wave-Delaware stockholders to fill a vacancy created by the removal of a director at a meeting of stockholders held for that purpose, a majority of the Wave-Delaware board of directors has the exclusive right to appoint a director to fill a vacancy created by the expansion of the Wave-Delaware board of directors or the resignation, death or removal of a director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Wave-Delaware, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Wave-Delaware Amended and Restated Certificate of Incorporation provides that, unless Wave-Delaware consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following: any derivative action, suit or proceeding brought on Wave-Delaware’s behalf; any action, suit or proceeding asserting a claim of a breach of fiduciary duty; any action, suit or proceeding asserting a claim against Wave-Delaware arising pursuant to the DGCL or Wave-Delaware’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; or any action, suit or proceeding asserting a claim against Wave-Delaware that is governed by the internal affairs doctrine. The federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Limitations of Liability and Indemnification Matters

Wave-Delaware’s Amended and Restated Certificate of Incorporation provides that Wave-Delaware has the power to provide rights to indemnification and advancement of expenses to, among others, its current and former directors and officers. The DGCL provides that the certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director or officer’s duty of loyalty to Wave-Delaware or its stockholders;

•	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer in any action by or in the right of Wave-Delaware.

Wave-Delaware’s Amended and Restated Bylaws provide that Wave-Delaware must indemnify its directors and officers to the fullest extent permitted by law. Wave-Delaware is also required to advance certain expenses (including attorneys’ fees) to its directors and officers and is expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. Wave-Delaware has entered into agreements to indemnify the Wave-Delaware directors and executive officers as determined by the Wave-Delaware board of directors. Wave-Delaware believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Wave-Delaware Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against Wave-Delaware directors and officers for any alleged breach of fiduciary duty. They may also reduce the likelihood of derivative litigation against Wave-Delaware directors and officers, even though an action, if successful, might benefit Wave-Delaware and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Wave-Delaware pays the costs of settlement and damages.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Wave Life Sciences, Inc., adopted as of August 6, 2026 (filed herewith).

3.2	Amended and Restated Bylaws of Wave Life Sciences, Inc., adopted as of August 7, 2026 (filed herewith).

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2022).

10.1	Form of Indemnification Agreement (filed herewith).

10.2	Amendment to Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended, effective as of August 7, 2026 (filed herewith).

10.3	Wave Life Sciences, Inc. Amended and Restated 2021 Equity Incentive Plan, effective as of August 7, 2026 (filed herewith).

10.4	Amendment to the Wave Life Sciences, Inc. Nasdaq Inducement Restricted Stock Unit Award Grant Notice and Nasdaq Inducement Restricted Stock Unit Agreement, effective as of August 7, 2026 (filed herewith).

10.5	Amendment to the Wave Life Sciences, Inc. Nasdaq Inducement Non-qualified Stock Option Grant Notice and Nasdaq Inducement Non-qualified Stock Option Agreement, effective as of August 7, 2026 (filed herewith).

10.6	Amended and Restated Wave Life Sciences, Inc. 2019 Employee Stock Purchase Plan, effective as of August 7, 2026 (filed herewith).

10.7	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission on November 10, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 7, 2026

Wave Life Sciences, Inc.

By:	/s/ Kyle Moran. CFA
Name:	Kyle Moran, CFA
Title:	Chief Financial Officer